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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91957, 333-46976, 333-96813, 333-105509,
333-107137 and 333-111894) and in the Registration Statement on Form S-8 (No. 333-93435) of NexMed, Inc. of our report dated February 27, 2004, relating to the consolidated financial statements of Nexmed, Inc. which appear in this Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2004, relating to the consolidated financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
March 3, 2004